Exhibit 4(j)

                          REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement (this "Agreement") is dated as of February 10, 1998 by and between MEDIMMUNE, INC., a Delaware corporation (the "Purchaser"), and SIGA PHARMACEUTICALS, INC., a Delaware corporation (the "Company").

     WHEREAS, concurrently with the execution and delivery of this Agreement, the parties hereto have entered into the Stock Purchase Agreement (the "Purchase Agreement"), pursuant to which the Purchaser has purchased 335,530 shares of Common Stock, par value $.0001 per share, of the Company (the "Securities);

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Securities Subject to this Agreement

     (a) Definitions. The terms "Registrable Securities" and "Restricted Securities" mean and include each of the following, subject to Section 1(b): (i) the Securities, (ii) any securities similar to the Securities distributed with a dividend or split relating to the Securities and (iii) any other securities issued in substitution or exchange for any of the Securities in which substitution or exchange such Securities would cease to be outstanding.

     (b) Restricted Securities. For the purposes of this Agreement, Restricted Securities shall cease to be Registrable Securities when (i) such Restricted Securities have been effectively registered under the Securities Act of 1933, as amended (the "Act"), and they have been disposed of pursuant to an effective registration statement covering such Registrable Securities, (ii) they are distributed to the public pursuant to Rule 144 (or any similar provisions then in force) under the Act or (iii) they may be sold or transferred pursuant to Rule 144(k) (or any similar provision then in force) under the Act.

2. Demand Registration

     (a) Request for Registration. At any time following the first anniversary of the consummation of the initial public offering of the Company's securities, and for a period of ten (10) years thereafter, the Purchaser may make written requests for registration under the Act pursuant to this Section 2 of all or part of the Registrable

Securities (a "Demand Registration"); provided, that, the Company need effect only one Demand Registration pursuant hereto, unless the Company is eligible, at the time of the first such Demand Registration, to file a registration statement on Form S-3 or a similar "short form" in which case, the Company shall be required to effect up to two Demand Registrations pursuant to such Form S-3 or similar "short form" registration statement. Such request will specify the aggregate number of shares of Registrable Securities proposed to be sold and will also specify the intended method or methods of disposition thereof. Unless the Purchaser shall consent in writing (which consent shall not be unreasonably withheld), none of the Company's security holders (other than the Company) shall have the right to include any of the Company's securities in any registration statement prepared in connection with any such Demand Registration.

     (b) Effective Registration and Expenses. A registration will not count as a Demand Registration until it has become effective and the period of distribution of the registration contemplated thereby has been completed; provided, however, that if a registration does not become effective solely because of any act or omission on the part of the Purchaser, such registration shall nevertheless count as a Demand Registration. In any registration initiated as a Demand Registration, the Company will pay all Registration Expenses (as hereinafter defined) in connection therewith, whether or not such registration becomes effective.

     (c) Priority on Demand Registrations. If the Purchaser so elects, the offering of Registrable Securities pursuant to a Demand Registration shall be in the form of an underwritten offering. In such event, if the managing underwriter or underwriters of such offering advise the Company and the Purchaser in writing that in their opinion the aggregate amount of securities requested to be included in such offering (including those being offered by the Company) is sufficiently large to materially and adversely affect the success or offering price of such offering, the Company will reduce the amount of securities to be offered by it to the extent recommended by the managing underwriter (or if so recommended, withdraw from the offering entirely) and will include in such registration the aggregate amount of securities which in the opinion of such managing underwriter or underwriters can be sold without any such material adverse effect.

     (d) Selection of Underwriters. If any Demand Registration is in the form of an underwritten offering, the Purchaser will select and obtain the investment banker or investment bankers and manager or managers of nationally recognized standing that will administer the offering; provided, however, that such investment bankers and managers must be reasonably satisfactory to the Company.

3. Piggy-Back Registrations

     If the Company proposes to file a registration statement under the Act with respect to an offering by the Company for its own account and/or for the account of any holders (other than the Purchaser) of any class of security (other than a registration


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


statement (i) on Form S-4 or S-8 or successor forms thereto, (ii) filed in connection with an exchange offer or an offering of securities solely to the Company's existing stockholders or (iii) any other form or type of registration which does not permit inclusion of Registrable Securities pursuant to applicable laws or "Commission" (as defined below) rules or regulations), then the Company shall in each case give written notice of such proposed filing to the Purchaser at least twenty (20) days before the anticipated filing date, and such notice shall offer (except as otherwise contemplated by the penultimate sentence of this Section) the Purchaser the opportunity to register such number of shares of Registrable Securities as the Purchaser may request. The Company shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Purchaser to include such securities in such offering on the same terms and conditions as any similar securities of the Company included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering delivers a written opinion to the Purchaser that the inclusion of such Registrable Securities would materially and adversely affect the success or offering price of, or materially increase the consideration (including commission) to be paid to the underwriter in connection with, such offering, then the amount of securities to be offered for the account of the Purchaser shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter; provided, that if securities similar to those represented by the Registrable Securities are being offered for the account of other persons as well as the Company, such reduction shall not represent a greater fraction of the number of securities intended to be offered by the Purchaser than the fraction of similar reductions imposed on such other persons other than the Company. In connection with a piggy-back registration, the Company will bear all Registration Expenses; provided, that the Company will not have any obligation pursuant to this sentence to persons other than the Purchaser.

4. Holdback Agreement

     (a) Restrictions on Public Sale by the Purchaser. To the extent not inconsistent with applicable law, the Purchaser agrees, upon the request of the managing underwriter or underwriters in an underwritten offering, not to effect any public sale, short sale, or loan, grant any option on the purchase, or otherwise dispose, of any securities of the Company of the same class as the securities included in a registration statement filed by the Company, or any securities convertible into or exchangeable or exercisable for such securities (except as part of such registration), during the period beginning twenty (20) days prior to the anticipated effective date of such registration statement (so long as the Company has delivered the notice required by the first sentence of
Section 3 hereof and notifies the Purchaser of such anticipated effective date) and continuing until ninety (90) days (or such shorter period as may be applicable to any other holder of such securities) after, the effective date of such registration statement, if and to the extent requested by the managing underwriter or underwriters.


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


     (b) Further Restrictions. Purchaser agrees that if (i) there is material non-public information regarding the Company which the Board of Directors of the Company determines not to be in the Company's best interest to disclose and which the Company is not otherwise required to disclose, or (ii) there is a material business opportunity available to the Company which the Board determines not to be in the Company's best interest to disclose, or (iii) there is a material business opportunity available to the Company and the Board determines that the Company's ability to pursue such opportunity would be materially and adversely affected by a registered public offering of the Company's Securities, then the Company may postpone filing a registration statement requested pursuant to Section 2 for a period not to exceed sixty (60) days, provided that the Company may not postpone its obligations as permitted under this Section 4(b) more than once in any twelve (12) month period.

5. Registration Procedures

     Whenever the Purchaser has requested that any Registrable Securities be registered pursuant to Section 2 or 3 of this Agreement, the Company will:

          (a) in connection with a request pursuant to Section 2, prepare and file with the Securities and Exchange Commission (the "Commission"), not later than thirty (30) days after receipt of a request to file a registration statement with respect to Registrable Securities, a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate for the sale of Registrable Securities in accordance with the intended method or methods of distribution thereof, and use its best efforts to cause such registration statement to become effective as promptly as practicable thereafter; provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to one counsel selected by the Purchaser copies of all such documents proposed to be filed;

          (b) in connection with a registration pursuant to Section 2, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than six (6) months or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold (but not before the expiration of the applicable period referred to in Section 4(3) of the Act and Rule 174 thereunder, if applicable), and comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such registration statement or prospectus to the extent provided in this Section 5;

          (c) as soon as reasonably possible, furnish to the Purchaser copies of the registration statement as filed and each amendment and supplement thereto (in each case including all exhibits thereto), as many copies of the prospectus included in such


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


     registration statement and any amendments or supplements thereto as the Purchaser may reasonably request (including each preliminary prospectus) and such other documents as the Purchaser may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Purchaser;

          (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States of America as the Purchaser reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the Purchaser to consummate the disposition in such jurisdictions of the Registrable Securities; provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction, or (iii) take any action that would subject it to the service of process in suits other than as to matters and transactions relating to the sale of the Registrable Securities or any violation of state securities laws in any jurisdiction where it is not now so subject;

          (e) use its best efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Purchaser or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities subject to the proviso contained in paragraph (d) above;

          (f) notify the Purchaser, at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          (g) notify the Purchaser of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

          (h) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions (including obtaining customary opinions of counsel for the Company) as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

          (i) make available at all reasonable times and in a reasonable manner for inspection by the Purchaser, any underwriter participating in any disposition pursuant to


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


     such registration statement, and any attorney, accountant or other agent retained by the Purchaser or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such Inspector in connection with such registration statement prior to its effectiveness. Records which the Company determines, in good faith, to be confidential and which the Company notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. The Purchaser agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential by the Company;

          (j) use its best efforts to obtain a comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters with respect to offerings of such type as the Purchaser reasonably requests;

          (k) otherwise comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within 3 months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder;

          (l) cause all such Registrable Securities to be listed on each securities exchange or quotation system on which similar securities issued by the Company are then listed; and

          (m) cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD") and in the performance of any due diligence investigation by any Inspector (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD).

     The Company may require the Purchaser to furnish to the Company such information regarding the distribution of such Securities as the Company may from time to time reasonably request in writing.

     The Purchaser agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(f) hereof, it will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until the Purchaser's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(f) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed. If so directed by the Company,


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


the Purchaser will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in its possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the Company shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement (including the period referred to in Section 5(b)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 5(f) hereof to and including the date when the Purchaser shall have received the copies of the supplemented or amended or amended prospectus contemplated by Section 5(f) hereof or shall have received the Advice.

6. Registration Expenses

     All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation, all registration and filing fees and expenses (including those for filings made with the NASD), fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), rating agency fees, printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of the Company's officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange and quotation system on which similar securities issued by the Company are then listed, and fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any special audit and "comfort" letters required by or incidental to such performance), securities acts liability insurance (if the Company elects in its discretion to obtain such insurance), the fees and expenses of any special experts retained by the Company in connection with such registration, fees and expenses of other persons retained by the Company, the reasonable fees and expenses of a single counsel for the holders of Registrable Securities incurred in connection with each registration hereunder and any reasonable out-of-pocket expenses of the Purchaser (all such expenses being herein called "Registration Expenses"), will be borne by the Company. The Purchaser shall bear the expense of any broker's commission or underwriter's discount or commission relating to such registration and sale.

7. Indemnification; Contribution

     (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law (i) the Purchaser, (ii) each person who controls the Purchaser (within the meaning of the Act), (iii) any investment advisor thereof or financial agent or counsel therefor, and (iv) the officers, directors, partners, employees, representatives and/or agents, as applicable, of each person described in the foregoing clauses (i) through (iii), from and against any and all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus (or any amendments or supplements thereto), including any document incorporated by reference therein, or caused by any omission or alleged omission to state therein a material fact


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


required to be stated therein or necessary to make the statements therein (in case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by, contained in, or, with respect to any material omission, omitted from, any information with respect to such indemnified party furnished in writing to the Company by such indemnified party expressly for use therein or caused by such indemnified party's failure to deliver a copy of the registration statement or prospectus or any amendment or supplement thereto as required by the Securities Act or the rules or regulations thereunder (so long as the Company has complied with its obligations under Section 5(c) hereof), or caused by the use of a prospectus or preliminary prospectus or any amendment or supplement thereto by such indemnified party after receipt of notice from the Company that it should no longer be used (so long as the Company has complied with its obligations under Sections 5(c) and (f) hereof). The Company will also indemnify and hold harmless (A) any underwriters of the Registrable Securities,
(B) each person who controls such underwriters (within the meaning of the Act), and (C) the officers, directors, partners, employees, representatives and/or agents of each person described in the foregoing clauses (A) and (B), to the same extent as provided above with respect to the indemnification of the Purchaser.

     (b) Indemnification by the Purchaser. In connection with any registration statement in which the Purchaser is participating, the Purchaser will furnish to the Company in writing such information with respect to it as the Company reasonably requests for use in connection with any such registration statement or prospectus and agrees to indemnify and hold harmless, to the full extent permitted by law (i) the Company, (ii) each person who controls the Company (within the meaning of the Act), and (iii) the officers, directors, partners, employees, representatives and/or agents of each person described in the foregoing clauses (i) and (ii), from and against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in the light or the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in, or with respect to any material omission, omitted from, any information with respect to the Purchaser so furnished in writing by the Purchaser or any agent of the Purchaser expressly for use therein. The Purchaser will also indemnify and hold harmless (A) any underwriters of the Registrable Securities, (B) each person who controls such underwriters (within the meaning of the Act), (C) each other holder of the Company's securities selling securities pursuant to such registration statement (provided that such holder has agreed in writing to indemnify the Purchaser to the same extent) and (D) the officers, directors, partners, employees, representatives and/or agents of each person described in the foregoing clauses (A) through (C), to the same extent as provided above with respect to the indemnification of the Company. In no event shall the liability of the Purchaser be greater in amount than the dollar amount of


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


the proceeds received by the Purchaser upon the sales of Registrable Securities giving rise to such indemnification obligation.

     (c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such person will claim indemnification or contribution pursuant to this Agreement (but the failure to give such notice will not affect the right to indemnification or contribution hereunder unless, and only to the extent that, the indemnifying party is materially prejudiced by such failure). The indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying parties shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) in any one jurisdiction at any time for all such indemnified parties, unless in the reasonable judgment of an indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. Any indemnified party shall also have the right to employ separate counsel in any such action and participate in the defense thereof at such indemnified party's expense. The indemnifying party will not be subject to any liability for any settlements made without its consent, which consent shall not be unreasonably withheld. No indemnifying party shall, without the consent of such indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such proceeding.

     (d) Contribution. If for any reason the indemnity provided for in this
Section 7 is unavailable to, or is insufficient to hold harmless, an indemnified party, then the indemnifying party, in lieu of indemnifying such party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the indemnifying party or the indemnified party; and the parties'


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relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in
Section 7(c), any legal or other fees or expenses reasonably incurred by such indemnified party in connection with any investigation or proceeding.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8. Participation in Underwritten Registrations

     No person may participate in any underwritten registration hereunder unless such person (a) agrees to sell such person's securities on the basis provided in any underwriting agreements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

9. Rule 144 Reporting

     With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Act;

          (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

          (c) furnish to the Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as the Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing the Purchaser to sell any Registrable Securities without registration.

10. Miscellaneous


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


     (a) Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware, without reference to its conflicts of law principles.

     (b) No Inconsistent Agreements. The Company represents and warrants that it has not previously entered into, and covenants that it will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Purchaser in this Agreement.

     (c) Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. No party may assign any of such party's rights, interests or obligations hereunder without the prior written consent of the other parties hereto; provided, however, that the Purchaser may assign any or all of its rights, interests and obligations hereunder (i) in connection with the concurrent sale or transfer of Registrable Securities, or (ii) to a successor entity to the Purchaser pursuant to a reorganization of the Purchaser, provided, in case of each assignment pursuant to clause (i) or (ii) above, that (A) the Company receives notice of such assignment and (B) this Agreement may only be assigned if, prior to such assignment, such assignee shall assume all of the applicable assignor's obligations hereunder. Purchaser and the Company agree that, in the case of any assignment by Purchaser referred to above made in accordance with this Section 9(c), all references to "Purchaser" in this Agreement shall be deemed to refer to each holder of Registrable Securities and Restricted Securities (including Purchaser to the extent Purchaser continues to hold any shares of Registrable Securities or Restricted Securities) and in such event any and all rights which Purchaser may be entitled to exercise under this Agreement shall be deemed to be exercisable by holders of more than 50% of all shares of Registrable Securities outstanding at the time of any such exercise.

     (d) Entire Agreement. This Agreement, the Purchase Agreement and the Technology Transfer Agreement dated as of the date hereof between the parties hereto constitute the full and complete agreement between the parties hereto with respect to the subject matter hereof and thereof and supersedes all previous oral and written and all contemporaneous oral negotiations, commitments, writings and understandings.

     (e) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless pursuant to a written agreement between the Company and the holders of more than 50% of the Registrable Securities.

     (f) Notices, Etc. All notices, requests, demands, consents and other communications required or permitted to be given or made hereunder shall be in writing and shall be deemed to have been duly given or made if delivered personally, or sent by a


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nationally recognized overnight delivery service or by telecopy or similar facsimile transmission, or mailed by prepaid registered or certified mail, return receipt requested, to the other party at the respective address set forth below (or to such other address as a party shall designate for itself by written notice given or made in accordance herewith):

          (i) if to the Purchaser, at:

               MedImmune, Inc.
               35 W. Watkins Mill Road
               Gaithersburg, MD 20878
               Telecopy: (301) 527-4200
               Attention: David M. Mott


         (ii) if to the Company, at:

               SIGA Pharmaceuticals, Inc.
               666 Third Avenue, 30th Floor
               New York, NY 10017
               Telecopy: (212) 986-2399
               Attention: David H. de Weese

Any such notice, request, demand, consent or other communication shall be deemed delivered and given or made on the fifth business day after the date of mailing, if mailed by registered or certified mail, or on the second business day after the date of transmittal, if sent by overnight delivery service or by telecopy or similar facsimile transmission (provided such telecopy or transmission is followed promptly by the mailing of the original of such notice), or on the date of delivery, if delivered personally.

     (g) Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Purchaser, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of the Purchaser nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

     (h) Remedies. Each party, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement or other equitable remedies. The parties agree that monetary damages would not be adequate compensation for any loss incurred by reason of breach by it of the provisions of this Agreement and hereby agree to waive (to the extent permitted by law) the defense in any action for specific performance that a remedy of law would be adequate.

     (i) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     (j) Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, it being intended that all of the rights and privileges of the Purchaser shall be enforceable to the fullest extent permitted by law.

     (k) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     (l) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy. [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.


                                 MEDIMMUNE, INC.




                                 By: /s/ David Mott
                                     ----------------------------
                                     Name: David Mott
                                     Title: President



                                 SIGA PHARMACEUTICALS, INC.




                                 By: /s/ David de Weese
                                     ----------------------------
                                     Name: David de Weese
                                     Title: Chairman and CEO



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